1 Exhibit 99.2 3Q 2024 Earnings Release Supplement October 2024 WSFS Financial Corporation

2 Forward Looking Statements & Non-GAAP Forward Looking Statements: This presentation contains estimates, predictions, opinions, projections and other "forward-looking statements" as that phrase is defined in the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, references to the Company's predictions or expectations of future business or financial performance as well as its goals and objectives for future operations, financial and business trends, business prospects, and management's outlook or expectations for earnings, revenues, expenses, capital levels, liquidity levels, asset quality or other future financial or business performance, strategies or expectations. The words “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project” and similar expressions, among others, generally identify forward- looking statements. Such forward-looking statements are based on various assumptions (some of which may be beyond the Company's control) and are subject to significant risks and uncertainties (which change over time) and other factors, including the impacts related to or resulting from bank failures and other economic and industry volatility, including potential increased regulatory requirements and costs and potential impacts to macroeconomic conditions, the uncertain effects of geopolitical instability, armed conflicts, public health crises, inflation, interest rates and actions taken in response thereto on our business, results of operations, capital and liquidity, which could cause actual results to differ materially from those currently anticipated. Such risks and uncertainties are discussed in detail in the Company’s Form 10-K for the year ended December 31, 2023, Form 10-Q for the quarter ended March 31, 2024, Form 10-Q for the quarter ended June 30, 2024, and other documents filed by the Company with the Securities and Exchange Commission from time to time. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date on which they are made, and the Company disclaims any duty to revise or update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company for any reason, except as specifically required by law. As used in this presentation, the terms "WSFS", "the Company", "registrant", "we", "us", and "our" mean WSFS Financial Corporation and its subsidiaries, on a consolidated basis, unless the context indicates otherwise. Non-GAAP Financial Measures: This presentation contains financial measures determined by methods other than in accordance with accounting principles generally accepted in the United States (“GAAP”). These non-GAAP measures include Core Earnings Per Share (“EPS”), Core Net Income, Core Fee Revenue, Core Fee Revenue ratio, Core Efficiency ratio, Pre-provision Net Revenue (“PPNR”), Core PPNR, PPNR to average assets ratio, Core PPNR to average assets ratio, Core Return on Assets (“ROA”), core net interest income, Core Net Interest Margin (“NIM”), Tangible Common Equity (“TCE”), tangible assets, Return on Average Tangible Common Equity (“ROTCE”), Core ROTCE, Core Fee Revenue, Core Fee Revenue ratio, net tangible income, tangible common book value (“TBV”), TBV excluding AOCI, coverage ratio including the remaining credit marks, and Effective AOCI. The Company’s management believes that these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results of operations with prior periods and show the effects of significant gains and charges in the periods presented. The Company’s management believes that investors may use these non-GAAP measures to analyze the Company’s financial performance without the impact of unusual items or events that may obscure trends in the Company’s underlying performance. This non-GAAP data should be considered in addition to results prepared in accordance with GAAP, and is not a substitute for, or superior to, GAAP results. For a reconciliation of these non-GAAP measures to their comparable GAAP measures, see the Appendix. Trade names, trademarks and service marks of other companies appearing in this presentation are the property of their respective holders.

Financial Highlights

$ in millions (except per share amounts)	Reported 3Q24	Reported 2Q24	Core[1] 3Q24	Core[1] 2Q24
EPS	$1.08	$1.16	$1.08	$1.08
ROA	1.22%	1.34%	1.22%	1.25%
Net Income[2]	$64.4	$69.3	$64.4	$64.8
PPNR %[1]	1.96%	2.13%	1.96%	2.02%
ROTCE[1]	16.96%	20.08%	16.96%	18.83%
NIM[3]	3.78%	3.85%	3.78%	3.85%
Fee Revenue %[3]	33.6%	34.4%	33.6%	33.0%
Efficiency Ratio	61.1%	58.5%	61.1%	59.8%
ACL Ratio[4]	1.48%	1.51%	1.48%	1.51%
Bank CET1	13.46%	13.07%	13.46%	13.07%

3Q 2024 Highlights:

- Loans increased $165.5mm or 5% (annualized)
  - Growth in Commercial, Consumer, and Residential portfolios
- Customer Deposits increased $136.0mm or 3% (annualized)
  - Driven by seasonal growth in Munis and growth in CDs, partially offset by expected outflows in Wealth and Trust
  - Average deposits grew 5% (annualized), including 12% (annualized) in noninterest, primarily from Wealth and Trust flows.
- NIM of 3.78% reflects growth in higher-priced deposits, due to seasonal Munis and CDs, as well as slightly lower asset yields
- Core Fee Revenue[1] of $90.1mm; grew 5% quarter-over-quarter
  - Driven by Spring EQ revenue and growth in Cash Connect®

[1] These are non-GAAP financial measures and should be considered along with results prepared in accordance with GAAP, and not as a substitute for GAAP results. See Appendix for reconciliation to GAAP financial information.
[2] Excludes net income that is attributable to noncontrolling interest

[3] Tax-equivalent
[4] ACL Ratio excludes HTM securities

3

4 $19 $19 $17 $17 $21 $21 $23 $26 $31 $32 $33 $36 $33 $38 $37 $73 $78 $76 $86 $90 $- $10 $20 $30 $40 $50 $60 $70 $80 $90 $100 3Q 2023 4Q 2023 1Q 2024 2Q 2024 3Q 2024 Co re F ee R ev en ue ( $m m )2 Banking Cash Connect Wealth Management3 Core Fee Revenue1 33.6% Core Fee Revenue ratio with multiple growth opportunities 1 This is a non-GAAP financial measure and should be considered along with results prepared in accordance with GAAP, and not as a substitute for GAAP results. See Appendix for reconciliation to GAAP financial information. 2 Tax-equivalent basis 3 Banking includes deposit service charges, SBA loan sales, loan and lease fees, credit and debit revenue, capital markets, mortgage, and other banking related fees Wealth Management: • Finished the planned trust accounting system and client portal conversions; Bryn Mawr Trust integration completed • Institutional Services growth driven by higher assignment and paying agent fees • Private Wealth Management and The Bryn Mawr Trust Company of Delaware impacted by seasonally lower activity and nonrecurring items Cash Connect®: • Driven by bailment and smart safe revenue Banking: • Increase due to Spring EQ annual earnout and Bank Owned Life Insurance revenue ®

5 1.38% 1.62% 1.79% 1.89% 1.95% 1.59% 1.83% 1.99% 2.09% 2.15% 6.81% 6.92% 6.95% 7.03% 7.01% 2.0% 4.0% 6.0% 8.0% 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 3Q 2023 4Q 2023 1Q 2024 2Q 2024 3Q 2024 Lo an Y ie ld (% ) Cu st om er D ep os it Co st (% ) Total Deposit Cost Total Funding Cost Total Loans Ex PAA Yield Deposit Betas3 Net Interest Margin Trends Favorable funding cost and competitive beta while generating profitable loan relationships Average Deposit Cost and Loan Yield 1 Includes non-interest and interest-bearing; interest-bearing deposits include demand, money market, savings, and customer time deposits 2 Average total loans yield excludes PAA 3 Deposit betas are based on cumulative customer deposit costs for the current cycle; assumes Fed Funds of 5.50% 21 39% 44% 47% 50% 51% 27% 31% 34% 35% 36% 0% 15% 30% 45% 60% 75% 3Q 2023 4Q 2023 1Q 2024 2Q 2024 3Q 2024 De po sit B et a Interest-bearing Dep Beta Total Dep Beta Net Interest Margin 2.00% 2.50% 3.00% 3.50% 4.00% 4.50% 3Q 2023 4Q 2023 1Q 2024 2Q 2024 3Q 2024 4.08% 3.99% 3.84% 3.78% • Declined 7bps QoQ primarily driven by: • Growth in higher-priced deposits to take advantage of market opportunities • Market-value increases on available-for-sale investment securities • Completed previously announced $1.5bn hedging program to mitigate asset sensitivity through floors 3.85%

Loan Portfolio Highlights

WSFS Financial Corporation

5% annualized loan growth across Commercial and Consumer portfolios

EOP Loans - 3Q24 vs 2Q24					
($ in millions)	**Sept 2024**	**Jun 2024**	**Sept 2023**	**QoQ $ Growth**	**Annualized % Growth**
C & I Loans[2]	$4,661	$4,599	$4,590	$62	5%
Commercial Mortgages (CRE)	4,149	4,035	3,646	114	11%
Construction Loans	806	879	1,043	(73)	(33%)
Commercial Leases	645	644	606	1	1%
Total Commercial Loans	**$10,261**	**$10,157**	**$9,885**	**$104**	**4%**
Residential Mortgage (HFS/HFI)	965	936	873	29	12%
Consumer Loans	2,138	2,106	1,957	32	6%
Total Gross Loans	**$13,364**	**$13,199**	**$12,715**	**$165**	**5%**

Commercial Portfolio: New Net Loan Fundings ($mm)[1]



$600
$400
$200
-
$(200)
$(400)
$(600)
$442
($289)
$400
($379)
$326
($241)
$364
($285)
$353
($254)
3Q23
4Q23
1Q24
2Q24
3Q24
New Loans Fundings
Paydown/Payoffs

- Commercial: Growth from new originations and the conversion of construction loans drove increases in the C&I[2] and CRE portfolios
  - Line utilization of 38.2%, down from 39.3% last quarter
- Consumer: Driven by $51mm increase in Spring EQ loans, partially offset by $25mm decline in Upstart loans
  - Residential mortgage retained certain loans based on favorable yields and relationship opportunities
  - Spring EQ portfolio ($1.0bn in loans) achieved 2024 origination target; no additional originations are expected in 4Q

[1] Includes new loans, existing new funding, paydowns, payoffs, and prior Commercial runoff portfolios. Excludes reclasses, HFS, purchase accounting mark/unearned changes, and Commercial leases
[2] C&I loans includes Owner-Occupied Real Estate

6

7 Deposit Highlights • Initiated actions across the deposit base to reduce pricing following mid-September’s rate cut • $136.0mm (3% annualized) increase in ending Customer Deposits • Driven by seasonal Muni growth and growth in CDs, partially offset by expected outflows in Wealth and Trust • 51% of Customer Deposits are from non-Consumer businesses Resilient deposit base with competitive pricing and diversified funding mix Average Total Customer Deposit Mix 10% 11% 11% 12% 13% 39% 40% 42% 41% 40% 18% 18% 17% 17% 17% 33% 31% 30% 30% 30% 0% 20% 40% 60% 80% 100% 3Q23 4Q23 1Q24 2Q24 3Q24 Noninterest Interest-bearing Savings/MM Time Consumer 49% Commercial 24% Small Business 13% Trust 8% Wealth 5%Other 1% Average Customer Deposits By Business Line ($ in millions) Sept 2024 Jun 2024 Sept 2023 QoQ $ Growth Annualized % Growth Noninterest Demand $4,686 $4,783 $4,913 ($97) (8%) Interest-bearing Demand 2,931 2,812 3,028 119 17% Savings 1,489 1,537 1,681 (48) (13%) Money Market 5,178 5,175 4,560 3 0% Total Core Deposits $14,284 $14,307 $14,182 ($23) (1%) Customer Time Deposits 2,143 1,984 1,715 159 32% Total Customer Deposits $16,427 $16,291 $15,897 $136 3% EOP Deposits by Product - 3Q24 vs 2Q24

8 3 Commercial Loan Composition1 1 As defined by the North American Industry Classification System (NAICS) 2 Based on the underlying real estate collateral 3 Concentration limits are based on relationship exposure, and Tier-1 + ACL; as of September 30, 2024 2 Highly diversified C&I, Owner-Occupied, CRE, and Construction Portfolios C&I and Owner-Occupied $4.7 billion CRE and Construction2 $5.0 billion Hotels, 13% Other Services (except Public Admin), 11% Healthcare & Social Assistance, 9% Construction, 9% Manufacturing, 7% Real Estate Rental and Leasing, 5% Retail Trade, 7% Finance & Insurance, 9% Professional, Science & Tech., 5% Food Services, 5% Wholesale Trade, 4% Other, 16% Retail, 27% Residential Multifamily, 29% Office, 14% Flex, Warehouse, Self-Storage, General Industrial, 10% Residential 1-4, 11% Special Use & Other, 7% Medical Office, 2% • 22 distinct concentration limits3 • All in compliance • House limit of $100mm • No relationships > limit • 14 relationships over $50mm4; • <7% gross loans • CRE & Const./Tier 1 Capital + ACL: 213% • CRE & Const.: 37.1% of gross loans • Office5: 5.1% of gross loans • Multifamily: 11.2% of gross loans • Construction: 6.0% of gross loans Concentration Statistics 4 Based on relationship’s outstanding balances 5 Office portfolio includes a $19.2mm C&I loan, in participation with another bank, to a fund that is invested in office properties predominantly in East Coast suburban markets

9 $0.0 $0.1 $0.2 $0.3 $0.4 $0.5 $0.6 4Q24 2025 2026 2027 2028 Bi lli on s Volume of Maturing CRE Loans by Industry Office Multi-Family Industrial/Flex Retail Single Family Other CRE and Select Portfolios 1 Inclusive of Construction 2 Includes a $19.2mm C&I loan, in participation with another bank, to a fund that is invested in office properties predominantly in East Coast suburban markets 3 Office CRE portfolio excludes $97.3mm ($100.0mm exposure) of Medical Office CRE/Construction 4 Central Business District CRE Portfolio: • Granular with an average loan of $1.3mm; 8 relationships over $50mm • ~85% of the portfolio effectively has a fixed rate (~40% of the portfolio fixed with ~75% of the variable rate portfolio swapped) • ~6% of the portfolio is maturing in 4Q24; ~50% of loans mature post-2028 • Continually reviewing all $2.5mm+ loans maturing in the next 24 months • Less than $35mm of loans in 2024 and $80mm in 2025 have a DSCR below 1.05x in a 7.50% rate scenario; proactively addressing all maturing loans • $685mm with $715mm exposure3; 5.1% of gross loans • $1.8mm average loan size • 77% Suburban and 23% Urban; 8% of Office is in CBD4 • 15 loans over $10mm; 3 loans >$20mm (largest ~$27mm) • Average LTV of ~60% at origination • <1% DLQ; 0% NCO; 3.4% NPA; 14% problem loans • 80% with recourse Office Portfolio1,2 • $1.5bn with $1.8bn exposure; 11.2% of gross loans • $3.1mm average loan size • 51% Suburban and 49% Urban; 6% of CRE Multifamily is in CBD4 • 23 loans over $20mm; largest loan ~$34mm • Average LTV of ~56% at origination • 2.1% DLQ; 0% NCO; <1% NPA; 7% problem loans • 86% with recourse Multifamily Portfolio1 6.1% 11.7% 8.0% 10.5% 10.9% Portfolio Maturity %

10 Asset Quality Metrics Problem Assets Nonperforming Assets (NPA) Delinquencies (DLQ) Net Charge-offs (NCO) $543 $556 $573 $629 $722 4.27% 4.34% 4.41% 4.76% 5.40% 0.0% 1.2% 2.4% 3.6% 4.8% 6.0% $300 $400 $500 $600 $700 $800 3Q23 4Q23 1Q24 2Q24 3Q24 M ill io ns Problem Assets % of Gross Loans $111 $102 $105 $89 $148 0.87% 0.80% 0.81% 0.68% 1.11% 0.0% 0.3% 0.6% 0.9% 1.2% 1.5% $0 $25 $50 $75 $100 $125 $150 $175 $200 3Q23 4Q23 1Q24 2Q24 3Q24 M ill io ns Delinquencies % of Gross Loans $8 $10 $10 $9 $9 $6 $5 ($1) $6 $10 0.45% 0.46% 0.27% 0.44% 0.58% 0.0% 0.1% 0.2% 0.3% 0.4% 0.5% 0.6% 0.7% $0 $4 $8 $12 $16 $20 $24 3Q23 4Q23 1Q24 2Q24 3Q24 M ill io ns Upstart/NewLane Other % of Avg. Gross Loans $58 $76 $67 $65 $91 0.29% 0.37% 0.33% 0.32% 0.44% 0.0% 0.1% 0.2% 0.3% 0.4% 0.5% $0 $20 $40 $60 $80 $100 3Q23 4Q23 1Q24 2Q24 3Q24 M ill io ns Nonperforming Assets % of Total Assets • NPA: Increased 12bps QoQ • Primarily due to an office- related loan and a suburban hotel loan • DLQ: Increased 43bps QoQ • Driven by the hotel loan mentioned above and an additional CRE relationship • NCO: Increased 14bps QoQ • NCO of 31bps excluding Upstart and NewLane 3Q 2024 Performance

11 ACL Ratio $165 $175 $185 $195 $205 6/30/2024 Net Loan Growth (ex. Upstart) Migration / NCO / Other Upstart 9/30/2024 3Q 2024 ACL ($mm) $6 ($3) $197 ($4) 1 This is a non-GAAP financial measures and should be considered along with results prepared in accordance with GAAP, and not as a substitute for GAAP results. See Appendix for reconciliation to GAAP financial information 2 Includes a $19.2mm C&I loan, in participation with another bank, to a fund that is invested in office properties predominantly in East Coast suburban markets ACL Overview ACL and Coverage Ratio by Segment 3Q 2024 ACL Commentary 1.48% • ACL coverage ratio of 1.48%; 1.63% including estimated remaining credit mark on acquired loan portfolios1 • Decrease driven by continued runoff in the Upstart portfolio • CRE Office portfolio ACL of 3.14%2 • FY GDP forecast of 2.7% in 2024 and 2.0% in 20253 • FY Unemployment forecast of 4.1% in 2024 and 4.3% in 20253 1.51% 1.29% 1.98% 1.48% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 3Q20 3Q21 3Q22 3Q23 3Q24 ACL % By Portfolio and Total4 Commercial Consumer and Leasing Total ACL%6 3 Source: Oxford Economics as of September 2024 4 Percentages are over amortized cost of loans and leases (excluding HTM securities) 5 Hotel loan balances are included in the C&I and Construction segments 6 Commercial excludes Leasing $198 ($ millions) $ % $ % $ % C&I5 $51.7 1.96% $56.5 2.14% $56.8 2.15% Owner Occupied R/E $7.9 0.41% $9.7 0.50% $9.8 0.49% CRE Investor $33.2 0.91% $46.8 1.16% $49.0 1.18% Construction5 $11.3 1.08% $9.2 1.05% $8.3 1.04% Resi Mortgage $5.4 0.63% $5.1 0.56% $5.5 0.58% Leases $10.0 1.65% $16.2 2.51% $15.4 2.38% HELOC & HEIL $8.2 1.26% $9.2 1.29% $9.5 1.31% Consumer Partnerships $45.5 4.01% $42.8 3.44% $40.4 3.19% Other $2.8 1.83% $2.8 1.88% $2.8 1.95% TOTAL $176.0 1.39% $198.3 1.51% $197.5 1.48% September 30, 2023 June 30, 2024 September 30, 2024

12 Investment Portfolio High-quality investment portfolio providing consistent cash flows and borrowing capacity 1 Investment portfolio value includes market value AFS and book value of HTM 2 Weighted average duration and yield of the MBS portfolio 3 This is a non-GAAP financial measure and should be considered along with results prepared in accordance with GAAP, and not as a substitute for GAAP results. See Appendix for reconciliation to GAAP financial information 4 Effective AOCI ($568.2mm) includes AFS, HTM, and HTM unrecognized MTM; assumes all securities, including HTM, are sold at market prices • Targeting 18% - 20% of total assets over time • Forecasting P&I cash flows of $1bn+ over the next 24 months • Majority of cash flows continue to be redeployed into higher yielding loans • Anticipated cash flows could fund ~3.5% annualized loan growth • AOCI improved $142.9mm or 22.2% quarter-over-quarter Investments Investment Portfolio1 $4.76bn % of Total Assets 23% Portfolio Duration2 5.7yrs Portfolio Yield2 2.33% Agency MBS/Notes % >95% AOCI ($500.0mm) Effective AOCI3,4 ($568.2mm) AFS Agency MBS Agency CMOs GNMA MBS/CMOs Agency Debent. HTM Agency MBS Munis $3.74bn $1.02bn $781 $594 $637 $643 $500 $0 $200 $400 $600 $800 $1,000 3Q23 4Q23 1Q24 2Q24 3Q24 M ill io ns AOCI Trend

13 $28.56 $37.03 $15 $20 $25 $30 $35 $40 3Q20 1Q21 3Q21 1Q22 3Q22 1Q23 3Q23 1Q24 3Q24 Corp. TBV and AOCI’s Impact per Share TBV/share TBV/share ex-AOCI Capital All capital ratios remain above “well-capitalized” while deploying our disciplined buyback framework 10.68% 10.27% 12.02% 8.47% 2.78% 2.69% 2.22% 13.46% 10.68% 14.71% 10.69% 0% 4% 8% 12% 16% Bank CET1 Bank Leverage Bank TRBC Corp. TCE Effective AOCI Well-capitalized Reported 3Q24 Capital Ratios with Effective AOCI1 Impact 1 Effective AOCI ($568.2mm) includes AFS, HTM, and HTM unrecognized MTM; reported AOCI of ($500.0mm) 2 This is a non-GAAP financial measure and should be considered along with results prepared in accordance with GAAP, and not as a substitute for GAAP results. See Appendix for reconciliation to GAAP financial information 22

2024 Core Outlook - Update

WSFS Financial Corporation

Updated to reflect the 50bps rate cut that occurred in mid-September with no additional rate cuts

	Midyear FY Outlook[1]	3Q FY Outlook[1]	Commentary
Loan Growth	Mid-single digit	Mid-single digit	*Continue to see solid pipeline; capturing market share*
Deposit Growth	Flat	Flat	*Taking advantage of opportunities to deepen relationships and grow share*
Net Interest Margin	Range of 3.80% - 3.90%	+/- 3.80%	*4Q NIM of 3.70% - 3.75%*
Fee Revenue Growth	Double-digit	Double-digit	*Driven by Cash Connect® and Wealth and Trust*
Net Charge-offs	0.50% - 0.60%	+/- 0.50%	*Upstart and NewLane moderating; Commercial may be uneven*
Efficiency Ratio	+/- 60%	+/- 60%	*Continued Franchise investment*
ROA[2]	+/- 1.25%	1.20% - 1.25%	*Reflects YTD results and 4Q expectations*

+/- 25bps in Fed Funds Rate would have a +/- 3bps annualized ROA impact

[1] The Company is not able to reconcile the forward-looking non-GAAP estimates set forth above to their most directly comparable GAAP estimates without unreasonable efforts because it is unable to predict, forecast or determine the probable significance of the items impacting these estimates with a reasonable degree of accuracy

[2] 25% effective tax rate assumed

14

15 Non-GAAP Financial Information Appendix:

16 Non-GAAP Information This presentation contains financial measures determined by methods other than in accordance with accounting principles generally accepted in the United States (GAAP). This presentation may include the following non-GAAP measures: • Adjusted Net Income (non-GAAP) attributable to WSFS is a non-GAAP measure that adjusts net income determined in accordance with GAAP to exclude the realized/unrealized gains (losses) on equity investments, net, Visa derivative valuation adjustment, FDIC special assessment, and corporate development and restructuring expense; • Core noninterest income, also called Core Fee Revenue, is a non-GAAP measure that adjusts noninterest income as determined in accordance with GAAP to exclude the impact of realized/unrealized gains (losses) on equity investments, net, and Visa derivative valuation adjustment; • Core fee revenue ratio (%) is a non-GAAP measure that divides (i) Core Fee Revenue by (ii) Core Net Revenue (tax-equivalent); • Core net interest income is a non-GAAP measure that adjusts net interest income to exclude the impact of certain dividends; • Core Earnings Per Share (EPS) is a non-GAAP measure that divides (i) Adjusted Net Income (non-GAAP) attributable to WSFS by (ii) weighted average shares of common stock outstanding for the applicable period; • Core Net Revenue is a non-GAAP measure that adds (i) core net interest income and (ii) Core Fee Revenue; • Core noninterest expense is a non-GAAP measure that adjusts noninterest expense as determined in accordance with GAAP to exclude FDIC special assessment and corporate development and restructuring expenses; • Core Efficiency Ratio is a non-GAAP measure that divides (i) core noninterest expense by (ii) the sum of core interest income and Core Fee Revenue; • Core Return on Average Assets (ROA) is a non-GAAP measure that divides (i) Adjusted Net Income (non-GAAP) attributable to WSFS by (ii) average assets for the applicable period; • Tangible Common Equity (TCE) is a non-GAAP measure and is defined as total stockholders’ equity of WSFS less goodwill and other intangible assets; • TCE Ratio is a non-GAAP measure that divides (i) TCE by (ii) tangible assets; • Tangible assets is a non-GAAP measure and is defined as total assets less goodwill and other intangible assets; • Return on average tangible common equity (ROTCE) is a non-GAAP measure and is defined as net income allocable to common stockholders divided by tangible common equity; • Core ROTCE is a non-GAAP measure that is defined as adjusted net income (non-GAAP) attributable to WSFS divided by tangible common equity; • Net tangible income is a non-GAAP measure that adjusts net income determined in accordance with GAAP to exclude the impact of the amortization of intangible assets; • Core net tangible income is a non-GAAP measure that adjusts adjusted net income (non-GAAP) attributable to WSFS to exclude the impact of the amortization of intangible assets; • Tangible common book value per share (TBV) is a non-GAAP financial measure that divides (i) TCE by (ii) shares outstanding; • TBV excluding AOCI is a non-GAAP financial measure that adjusts TBV to exclude AOCI; • Pre-provision Net Revenue (PPNR) is a non-GAAP measure that adjusts net income determined in accordance with GAAP to exclude the impacts of (i) income tax provision and (ii) provision for credit losses; • Core PPNR is a non-GAAP measure that adjusts PPNR to exclude the impact of realized/unrealized gains (losses) on equity investments, net, Visa derivative valuation adjustment, FDIC special assessment, and corporate development and restructuring expenses; • PPNR % is a non-GAAP measure that divides (i) PPNR (annualized) by (ii) average assets for the applicable period; • Core PPNR % is a non-GAAP measure that divides (i) core PPNR (annualized) by (ii) average assets for the applicable period; and • Core Return on Average Equity (ROE) is a non-GAAP measure that divides (i) Adjusted Net Income (non-GAAP) attributable to WSFS by (ii) average stockholders’ equity for the applicable period. • Effective AOCI is a non-GAAP measure that adds (i) unrealized losses on AFS securities, (ii) unrealized holding losses on securities transferred from AFS to HTM, and (iii) unrecognized fair value losses on HTM securities; • Adjusted risk weighted assets is a non-GAAP measure that adjusts the Bank’s risk weighted assets determined in accordance with GAAP to exclude our AFS and HTM securities; • Adjusted average assets is a non-GAAP measure that adjusts the Bank’s average assets determined in accordance with GAAP to exclude our AFS and HTM securities; • Adjusted tangible assets is a non-GAAP measure that adjusts risk weighted assets determined in accordance with GAAP to exclude our AFS and HTM securities ; • Adjusted TCE is a non-GAAP measure that adjusts TCE to exclude unrecognized fair value losses on HTM securities; • Adjusted TCE ratio is a non-GAAP measure (i) adjusted TCE by (ii) adjusted tangible assets; • Adjusted total risk-based capital is a non-GAAP measure that adjusts total risk-based capital determined in accordance with GAAP to exclude effective AOCI; • Adjusted total risk-based capital ratio is a non-GAAP measure that divides (i) adjusted total risk-based capital by (ii) adjusted risk weighted assets; • Adjusted common equity Tier 1 capital is a non-GAAP measure that adjusts common equity Tier 1 capital determined in accordance with GAAP to exclude effective AOCI; • Adjusted common equity Tier 1 capital ratio is a non-GAAP measure that divides (i) adjusted common equity Tier 1 capital by (ii) adjusted risk weighted assets; • Adjusted Tier 1 capital is a non-GAAP measure that adjusts Tier 1 capital determined in accordance with GAAP to exclude effective AOCI; • Adjusted Tier 1 leverage ratio is a non-GAAP measure that divides (i) adjusted Tier 1 capital by (ii) adjusted average assets. • Coverage ratio including the remaining credit marks is a non-GAAP measure that adjusts the coverage ratio to include the impact of the remaining credit marks on the acquired loan portfolios.

Appendix: Non-GAAP Financial Information

WSFS Financial Corporation

(dollars in thousands)	September 30, 2024	June 30, 2024	September 30, 2023
	Three Months Ended		
Net interest income (GAAP)	$ 177,504	$ 174,449	$ 182,602
Core net interest income (non-GAAP)	$ 177,504	$ 174,449	$ 182,602
Noninterest income (GAAP)	$ 90,158	$ 91,598	$ 72,668
Plus: Unrealized loss on equity investments, net	—	—	(5)
Less: Realized gain on sale of equity investment, net	56	2,130	—
Less/(plus): Visa derivative valuation adjustment	—	3,434	(750)
Core fee revenue (non-GAAP)	$ 90,102	$ 86,034	$ 73,423
Core net revenue (non-GAAP)	$ 267,606	$ 260,483	$ 256,025
Core net revenue (non-GAAP) (tax-equivalent)	$ 267,991	$ 260,900	$ 256,412
Noninterest expense (GAAP)	$ 163,723	$ 155,768	$ 139,689
(Plus)/less: FDIC special assessment	—	(383)	—
Less: Corporate development expense	46	158	113
Plus: Restructuring expense	—	—	—
Core noninterest expense (non-GAAP)	$ 163,677	$ 155,993	$ 139,576
Core efficiency ratio (non-GAAP)	61.1 %	59.8 %	54.4 %
Core fee revenue ratio (non-GAAP)(tax-equivalent)	33.6 %	33.0 %	28.6 %

(dollars in thousands, except per share data)	September 30, 2024	June 30, 2024	September 30, 2023
	Three Months Ended		
Calculation of tangible common equity ratio:			
Total Assets (GAAP)	$ 20,905,209	$ 20,744,530	$ 20,040,992
Less: Goodwill and other intangible assets	992,163	996,181	1,008,472
Total tangible assets (non-GAAP)	$ 19,913,046	$ 19,748,349	$ 19,032,520
Total stockholders' equity of WSFS (GAAP)	$ 2,678,264	$ 2,489,580	$ 2,242,795
Less: Goodwill and other intangible assets	992,163	996,181	1,008,472
Total tangible common equity (non-GAAP)	$ 1,686,101	$ 1,493,399	$ 1,234,323
Equity to asset ratio (GAAP)	12.81 %	12.00 %	11.19 %
Tangible common equity to tangible assets ratio (non-GAAP)	8.47 %	7.56 %	6.49 %

(dollars in thousands)	Three Months Ended September 30, 2024
Calculation of effective AOCI:	
Unrealized losses on AFS securities	$ 420,815
Unrealized losses on securities transferred from AFS to HTM	80,081
Unrecognized fair value on HTM securities	67,336
Effective AOCI (non-GAAP)	$ 568,232
Calculation of coverage ratio including the estimated remaining credit marks:	
Coverage ratio	1.48 %
Plus: Estimated remaining credit marks on the acquired loan portfolios	0.15
Coverage ratio including the estimated remaining credit marks (non-GAAP)	1.63 %

17

Appendix: Non-GAAP Financial Information

(dollars in thousands, except per share data)	Three Months Ended September 30, 2024	June 30, 2024	September 30, 2023
GAAP net income attributable to WSFS	**$ 64,435**	$ 69,273	$ 74,166
Plus/(less): Pre-tax adjustments[1]	**(10)**	(5,789)	868
(Plus)/less: Tax impact of pre-tax adjustments	**2**	1,273	(232)
Adjusted net income (non-GAAP) attributable to WSFS	**$ 64,427**	$ 64,757	$ 74,802
Net income (GAAP)	**$ 64,409**	$ 69,208	$ 74,263
Plus: Income tax provision	**21,108**	21,257	22,904
Plus: Provision for credit losses	**18,422**	19,814	18,414
PPNR (Non-GAAP)	**103,939**	110,279	115,581
Plus/(less): Pre-tax adjustments[1]	**(10)**	(5,789)	868
Core PPNR (Non-GAAP)	**$ 103,929**	$ 104,490	$ 116,449
Average Assets	**$ 21,061,391**	$ 20,786,328	$ 20,264,764
PPNR % (Non-GAAP)	**1.96 %**	2.13 %	2.26 %
Core PPNR % (Non-GAAP)	**1.96 %**	2.02 %	2.28 %
GAAP return on average assets (ROA)	**1.22 %**	1.34 %	1.45 %
Plus/(less): Pre-tax adjustments[1]	**—**	(0.11)	0.02
(Plus)/less: Tax impact of pre-tax adjustments	**—**	0.02	(0.01)
Core ROA (non-GAAP)	**1.22 %**	1.25 %	1.46 %
Earnings per share (diluted)(GAAP)	**$ 1.08**	$ 1.16	$ 1.22
Plus/(less): Pre-tax adjustments[1]	**—**	(0.10)	0.01
(Plus)/less: Tax impact of pre-tax adjustments	**—**	0.02	—
Core earnings per share (non-GAAP)	**$ 1.08**	$ 1.08	$ 1.23

[1] Pre-tax adjustments include realized/unrealized gains (losses) on equity investments, net, Visa derivative valuation adjustment, FDIC special assessment, and corporate development and restructuring expense

18

Appendix: Non-GAAP Financial Information

WSFS Financial Corporation

(dollars in thousands)	Three Months Ended September 30, 2024	June 30, 2024	September 30, 2023
Calculation of return on average tangible common equity:			
GAAP net income attributable to WSFS	$ **64,435**	$ 69,273	$ 74,166
Plus: Tax effected amortization of intangible assets	**2,949**	3,007	2,984
Net tangible income (non-GAAP)	$ **67,384**	$ 72,280	$ 77,150
Average stockholders' equity of WSFS	$ **2,575,182**	$ 2,446,371	$ 2,327,853
Less: Average goodwill and intangible assets	**994,818**	998,939	1,007,803
Net average tangible common equity	$ **1,580,364**	$ 1,447,432	$ 1,320,050
Return on average equity (GAAP)	**9.95 %**	11.39 %	12.64 %
Return on average tangible common equity (non-GAAP)	**16.96 %**	20.08 %	23.19 %

	Three Months Ended September 30, 2024	June 30, 2024	September 30, 2023
Calculation of core return on average tangible common equity:			
Adjusted net income (non-GAAP) attributable to WSFS	$ **64,427**	$ 64,757	$ 74,802
Plus: Tax effected amortization of intangible assets	**2,949**	3,007	2,984
Core net tangible income (non-GAAP)	$ **67,376**	$ 67,764	$ 77,786
Net average tangible common equity	$ **1,580,364**	$ 1,447,432	$ 1,320,050
Core return on average equity (non-GAAP)	**9.95 %**	10.65 %	12.75 %
Core return on average tangible common equity (non-GAAP)	**16.96 %**	18.83 %	23.38 %

(dollars in thousands)	Three Months Ended September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Calculation of core fee revenue:					
Noninterest income (GAAP)	$ **90,158**	$ 91,598	$ 75,857	$ 87,205	$ 72,668
Less/(plus): Unrealized gains on equity investment	**—**	—	—	338	(5)
Less: Realized gain on sale of equity investment	**56**	2,130	—	9,493	—
Less/(plus): Visa B Valuation Adjustment	**—**	3,434	(605)	(605)	(750)
Core fee revenue (non-GAAP)	$ **90,102**	$ 86,034	$ 76,462	$ 77,979	$ 73,423

19

Appendix: Non-GAAP Financial Information

WSFS Financial Corporation

(dollars in thousands, except per share data)	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
Calculation of tangible common book value per share and tangible common book value per share ex-AOCI:									
Total stockholders' equity of WSFS (GAAP)	**$ 2,678,264**	$ 2,489,580	$ 2,473,481	$ 2,477,636	$ 2,242,795	$ 2,314,659	$ 2,306,362	$ 2,205,113	$ 2,103,593
Less: Goodwill and other intangible assets	**992,163**	996,181	1,000,344	1,004,560	1,008,472	1,004,278	1,008,250	1,012,232	1,016,413
Total tangible common equity (non-GAAP)	**1,686,101**	1,493,399	1,473,137	1,473,076	1,234,323	1,310,381	1,298,112	1,192,881	1,087,180
Less: AOCI	**(500,017)**	(642,878)	(636,907)	(593,991)	(780,711)	(656,059)	(618,415)	(675,844)	(715,479)
Tangible common equity ex-AOCI (non-GAAP)	**$ 2,186,118**	$ 2,136,277	$ 2,110,044	$ 2,067,067	$ 2,015,034	$ 1,966,440	$ 1,916,527	$ 1,868,725	$ 1,802,659
Shares outstanding (000s)	**59,033**	59,261	60,084	60,538	60,728	61,093	61,387	61,612	61,949
Tangible common book value per share (non-GAAP)	**$ 28.56**	$ 25.20	$ 24.52	$ 24.33	$ 20.33	$ 21.45	$ 21.15	$ 19.36	$ 17.55
Tangible common book value per share ex-AOCI (non-GAAP)	**$ 37.03**	$ 36.05	$ 35.12	$ 34.14	$ 33.18	$ 32.19	$ 31.22	$ 30.33	$ 29.10

(dollars in thousands, except per share data)	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020
Calculation of tangible common book value per share and tangible common book value per share ex-AOCI:								
Total stockholders' equity of WSFS (GAAP)	$ 2,315,360	$ 2,520,463	$ 1,939,099	$ 1,908,895	$ 1,884,054	$ 1,770,641	$ 1,791,726	$ 1,863,499
Less: Goodwill and other intangible assets	1,019,857	1,032,189	547,231	549,352	551,951	554,701	557,386	559,806
Total tangible common equity (non-GAAP)	1,295,503	1,488,274	1,391,868	1,359,543	1,332,103	1,215,940	1,234,340	1,303,693
Less: AOCI	(518,878)	(313,780)	(37,768)	(15,486)	10,238	(13,702)	56,007	66,595
Tangible common equity ex-AOCI (non-GAAP)	$ 1,814,381	$ 1,802,054	$ 1,429,636	$ 1,375,029	$ 1,321,865	$ 1,229,642	$ 1,178,333	$ 1,237,098
Shares outstanding (000s)	63,587	64,735	47,609	47,548	47,535	47,502	47,756	50,673
Tangible common book value per share (non-GAAP)	$ 20.37	$ 22.99	$ 29.24	$ 28.59	$ 28.02	$ 25.60	$ 25.85	$ 25.73
Tangible common book value per share ex-AOCI (non-GAAP)	$ 28.53	$ 27.84	$ 30.03	$ 28.92	$ 27.81	$ 25.89	$ 24.67	$ 24.41

20